UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2026

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200

Morrisville, NC 27560

(Address of Principal Executive Offices)(Zip Code)

(440) 601-9677

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2026, 374Water Inc. (the “Company”) appointed Adrienne Anderson as its Interim Chief Financial Officer and designated her as principal financial officer and principal accounting officer of the Company, effective as of March 2, 2026.

Ms. Anderson was appointed to replace Russell Kline, whose employment as the Company’s Chief Financial Officer was terminated as part of a company restructuring effective as of March 2, 2026.  The terms of Mr. Kline’s separation from the Company are being finalized and will be announced when determined.

Ms. Anderson, age 47, previously served as the Company’s Chief Financial Officer from January 8, 2024 until December 16, 2024 and continued to serve as a financial reporting consultant to the Company from December 16, 2024 until March 2, 2026.  Ms. Anderson is a certified public accountant and has spent the last several years of her career primarily focused on financial statement audits under Public Company Accounting Oversight Board (“PCAOB”) auditing standards for SEC reporting companies. In June 2023, Ms. Anderson launched Anderson Accounting and Consulting, LLC, a consulting firm that focuses on assisting public companies or private companies looking to “go public” with financial reporting, technical accounting matters, complex debt and equity transactions, and preparing for financial statement audits. The focus of her firm is to help clients create efficiencies in the financial reporting process and external audit process. Prior to that, Ms. Anderson was an audit partner at D. Brooks and Associates, CPAs, a PCAOB registered public accounting firm located in Palm Beach Gardens, Florida from January 2019 to May 2023, where she focused her practice on accounting, auditing, attest and review services, specializing in working with emerging growth and high growth technology, manufacturers, distributors and service companies, as well as government contractors, both SEC registrants and private companies. From October 2014 to December 2018, she was with WithumSmith + Brown, a large regional CPA firm, having been promoted to partner of the firm in July 2017. Ms. Anderson also served on the board of directors and as the Audit Committee Chair for SharpLink Gaming Ltd., a Nasdaq listed company headquartered in Minneapolis, Minnesota, from December 2021 to February 2024. Ms. Anderson earned a Bachelor of Science in Accounting from Eastern Illinois University and is a certified public accountant licensed in the states of Florida and Illinois.

In connection with Ms. Anderson’s appointment, the Company has agreed to pay Ms. Anderson a base salary of $216,000 per year.  The Board of Directors of the Company also intends to provide Ms. Anderson an equity grant under the Company’s 2021 Equity Incentive Plan, as amended, the terms of which will be announced by an amendment to this Current Report on Form 8-K when determined, if any.

Other than the foregoing, there was no arrangement or understanding between Ms. Anderson and any other person with respect to her appointment to the role of Interim Chief Financial Officer. Ms. Anderson does not have any family relationships with any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Anderson, or any member of her immediate family, had, or will have, a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2026	374WATER INC.

	By:	/s/ Danny Bogar
	Name:	Danny Bogar
	Title:	President and Chief Executive Officer

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